EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of MWI Veterinary Supply, Inc. (the “Company”) for the period ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, James F. Cleary, Jr., President and Chief Executive Officer of the Company, and Mary Patricia B. Thompson, Senior Vice President of Finance and Administration, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

November 27, 2012

/s/ James F. Cleary, Jr.
James F. Cleary, Jr.
President and Chief Executive Officer

/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration,
Chief Financial Officer